UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010
Northrop Grumman Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	95-4840775
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)
(310) 553-6262
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
Signature(s)
Exhibit Index
EX-3.1
EX-3.2

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed in Item 5.07 below, on May 19, 2010 the shareholders of Northrop Grumman Corporation (the “Company”) approved amendments to the Company’s Certificate of Incorporation to provide holders of 25% of the Company’s voting stock the right, subject to any limitations imposed in the Company’s bylaws, to cause a special meeting to be called. In connection with such approval, the shareholders also approved certain other revisions to the Certificate of Incorporation described in the Company’s definitive proxy statement filed on April 9, 2010 for the Annual Meeting of Shareholders (the “Proxy Statement”). The Restated Charter, which became effective on May 19, 2010, is filed as Exhibit 3.1 hereto.
On May 19, 2010, the Company’s Board of Directors approved an amendment and restatement to the Company’s bylaws to implement the changes to the Company’s Certificate of Incorporation approved by the shareholders. The following is a summary of the amendments, which summary is qualified in its entirety by reference to the restated bylaws filed as Exhibit 3.2 hereto.
Section 2.02 – Meetings of Shareholders
This section has been amended to establish certain requirements that must be satisfied by shareholders who wish to cause a special meeting to be called. Under the proposed amendments, a shareholder who wishes to conduct business between annual meetings must deliver to the Company a written request to call a special meeting and may solicit written requests from other shareholders in order to obtain requests from holders sufficient to require the Company to call a special meeting. The amendments also establish the procedure for fixing a record date to determine which shareholders are entitled to request a special meeting. Each written request to call a special meeting must set forth the proposals to be voted on at the special meeting. A request must also include certain background information on the shareholder signing the request, except that this background information is not required from any shareholder who submits a request in response to a public solicitation for requests initiated by another shareholder. If the Company receives written requests from the holders of 25% of the voting power entitled to cast a vote on the proposals set forth in the request, the Board of Directors will fix a date, time and place for a special meeting to allow shareholders to vote on the proposals. The corporate secretary will not accept a written request from a shareholder to call a special meeting that does not comply with the applicable provisions of the Bylaws, that relates to an item of business that is not a proper subject for shareholder action under applicable law, or if such request is identical or substantially similar to a prior request submitted by a shareholder within certain time periods set forth in Section 2.02.
Section 3.02 – Number of Authorized Directors
This section has been amended to establish that the authorized number of directors will be determined by resolution of the Board of Directors. Following the Annual Meeting of Shareholders, the Board set the authorized number of directors at twelve.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting of Shareholders held on May 19, 2010, shareholders considered and approved five proposals, each of which is described in more detail in the Proxy Statement.
The results detailed below represent the final voting results as certified by the Inspector of Elections:
Proposal 1
The shareholders elected the following twelve directors to hold office until the 2011 Annual Meeting of Shareholders: Wesley G. Bush , Lewis W. Coleman, Thomas B. Fargo, Victor H. Fazio, Donald E. Felsinger, Stephen E. Frank, Bruce S. Gordon, Madeleine Kleiner, Karl J. Krapek, Richard B. Myers, Aulana L. Peters and Kevin W. Sharer.

Director	For	Against	Abstain	Broker Non-Vote
Wesley G. Bush	239,401,912	1,522,096	611,652	22,135,373
Lewis W. Coleman	236,407,127	4,118,233	1,010,300	22,135,373
Thomas B. Fargo	239,089,017	1,484,352	962,291	22,135,373
Victor H. Fazio	236,646,117	3,945,782	943,760	22,135,373
Donald E. Felsinger	234,388,198	6,035,239	1,112,223	22,135,373
Stephen E. Frank	219,031,783	21,421,437	1,082,440	22,135,373
Bruce S. Gordon	236,925,641	3,619,987	990,032	22,135,373
Madeleine Kleiner	238,183,522	2,340,593	1,011,544	22,135,373
Karl J. Krapek	237,173,350	3,320,475	1,041,834	22,135,373
Richard B. Myers	237,213,394	3,298,924	1,023,342	22,135,373
Aulana L. Peters	217,526,384	22,970,568	1,038,708	22,135,373
Kevin W. Sharer	236,394,359	4,080,585	1,060,716	22,135,373
Proposal 2
The appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year ending December 31, 2010 was ratified with a vote of 260,276,003 shares for, 2,794,476 shares against, and 600,554 abstentions.
Proposal 3
The amendments to the Company’s Restated Certificate of Incorporation to provide holders of 25% of the Company’s voting stock the right, subject to any limitations imposed in the Company’s bylaws, to cause a special meeting to be called and to make certain other revisions were approved with a vote of 258,943,918 shares for, 3,278,362 shares against, and 1,448,752 abstentions.
Proposal 4
The amendment to the Certificate of Incorporation of the Company’s wholly-owned subsidiary Northrop Grumman Systems Corporation to eliminate the requirement for Northrop Grumman Corporation shareholders to approve certain actions by or involving that subsidiary was approved with a vote of 252,917,473 shares for, 9,435,720 shares against, and 1,317,839 abstentions.
Proposal 5
The shareholder proposal to reincorporate the Company from Delaware to North Dakota under the new North Dakota Publicly Traded Corporations Act was not approved with a vote of 226,210,028 shares against, 13,350,892 shares for, and 1,974,740 abstentions.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 3.1	Restated Certificate of Incorporation, as amended and restated May 19, 2010

Exhibit 3.2	Bylaws of Northrop Grumman Corporation, as amended and restated May 19, 2010

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation (Registrant)
Date: May 25, 2010	By:	/s/ Joseph F. Coyne, Jr.
(Signature)
Joseph F. Coyne, Jr. Corporate Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit 3.1	Restated Certificate of Incorporation, as amended and restated May 19, 2010

Exhibit 3.2	Bylaws of Northrop Grumman Corporation, as amended and restated May 19, 2010

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